NEWS RELEASE
November 7, 2013                                                                                 Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                                            (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended September 30, 2013.  Net revenue was approximately $118.4 million, an increase of 7.7% from the same period in 2012. Station operating income1 was approximately $44.8 million, an increase of 9.7% from the same period in 2012. The Company reported operating income of approximately $21.8 million for the three months ended September 30, 2013, compared to operating income of $21.5 million for the same period in 2012. Net loss was approximately $13.2 million or $0.28 per share compared to a net loss of $13.1 million or $0.26 per share, for the same period in 2012.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “Overall I am pleased with our 12.5% increase in adjusted EBITDA2. Our radio business, including Reach Media, grew revenues by 3.4% year-to-year despite the toughening political comparatives. Propelled by strong summer ratings, TV One posted revenue and adjusted EBITDA growth of 13.7% and 37.2% respectively, and our internet division showed solid progress. Excluding political, our Q4 radio revenues are currently pacing up mid-single digits.  Despite the $6.1 million of cyclical political revenue that we booked in Q4 2012, we expect Q4 radio revenues to finish approximately flat, which will be quite an achievement given that 2012 was a record year for our political revenues. As a result of our EBITDA growth, we have steadily been improving our leverage profile, and for the first time since Q1 2009, our total leverage ratio as measured by our credit agreement has dropped below 7.0x; our focus remains to continue this positive trend.”

-MORE-

PAGE 2 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
		(as adjusted)3		(as adjusted)3
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$118,391	$109,894	$337,105	$318,688
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	37,176	32,454	100,649	96,582
Selling, general and administrative, excluding stock-based compensation	36,400	36,593	110,143	106,894
Corporate selling, general and administrative, excluding stock-based compensation	9,684	9,613	27,107	29,003
Stock-based compensation	55	37	145	127
Depreciation and amortization	9,571	9,699	28,600	29,161
Impairment of long-lived assets	3,710	-	14,880	313
Total operating expenses	96,596	88,396	281,524	262,080
Operating income	21,795	21,498	55,581	56,608
INTEREST INCOME	23	108	165	155
INTEREST EXPENSE	22,336	22,089	66,811	68,584
OTHER (INCOME) EXPENSE, net	(29)	681	(99)	1,284
Loss before provision for income taxes, noncontrolling interest in income of subsidiaries and income (loss) from discontinued operations	(489)	(1,164)	(10,966)	(13,105)
PROVISION FOR INCOME TAXES	8,415	9,051	19,798	25,814
Net loss from continuing operations	(8,904)	(10,215)	(30,764)	(38,919)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	-	(40)	893	(56)
CONSOLIDATED NET LOSS	(8,904)	(10,255)	(29,871)	(38,975)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,317	2,809	15,670	10,663
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,221)	$(13,064)	$(45,541)	$(49,638)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET LOSS FROM CONTINUING OPERATIONS	$(13,221)	$(13,024)	$(46,434)	$(49,582)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	-	(40)	893	(56)
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,221)	$(13,064)	$(45,541)	$(49,638)

Weighted average shares outstanding - basic4	47,443,031	50,019,048	48,680,979	50,010,406
Weighted average shares outstanding - diluted5	47,443,031	50,019,048	48,680,979	50,010,406

-MORE-

PAGE 3 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013		2012
		(as adjusted)3			(as adjusted)3
PER SHARE DATA - basic and diluted:	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Net loss from continuing operations (basic)	$(0.28)	$(0.26)	$(0.95)		$(0.99)
Income (loss) from discontinued operations, net of tax (basic)	0.00	(0.00)	0.02		(0.00)
Consolidated net loss attributable to common stockholders (basic)	$(0.28)	$(0.26)	$(0.94	) *	$(0.99)

Net loss from continuing operations (diluted)	$(0.28)	$(0.26)	$(0.95)		$(0.99)
Income (loss) from discontinued operations, net of tax (diluted)	0.00	(0.00)	0.02		(0.00)
Consolidated net loss attributable to common stockholders (diluted)	$(0.28)	$(0.26)	$(0.94	) *	$(0.99)

SELECTED OTHER DATA
Station operating income 1	$44,815	$40,847	$126,313		$115,212
Station operating income margin (% of net revenue)	37.9%	37.2%	37.5%		36.2%

Station operating income reconciliation:

Consolidated net loss attributable to common stockholders	$(13,221)	$(13,064)	$(45,541)		$(49,638)
Add back non-station operating income items included in consolidated net loss:
Interest income	(23)	(108)	(165)		(155)
Interest expense	22,336	22,089	66,811		68,584
Provision for income taxes	8,415	9,051	19,798		25,814
Corporate selling, general and administrative expenses	9,684	9,613	27,107		29,003
Stock-based compensation	55	37	145		127
Other (income) expense, net	(29)	681	(99)		1,284
Depreciation and amortization	9,571	9,699	28,600		29,161
Noncontrolling interest in income of subsidiaries	4,317	2,809	15,670		10,663
Impairment of long-lived assets	3,710	-	14,880		313
Loss (income) from discontinued operations, net of tax	-	40	(893)		56
Station operating income	$44,815	$40,847	$126,313		$115,212

Adjusted EBITDA2	$35,131	$31,234	$99,206		$86,209

Adjusted EBITDA reconciliation:

Consolidated net loss attributable to common stockholders	$(13,221)	$(13,064)	$(45,541)		$(49,638)
Interest income	(23)	(108)	(165)		(155)
Interest expense	22,336	22,089	66,811		68,584
Provision for income taxes	8,415	9,051	19,798		25,814
Depreciation and amortization	9,571	9,699	28,600		29,161
EBITDA	$27,078	$27,667	$69,503		$73,766
Stock-based compensation	55	37	145		127
Other (income) expense, net	(29)	681	(99)		1,284
Noncontrolling interest in income of subsidiaries	4,317	2,809	15,670		10,663
Impairment of long-lived assets	3,710	-	14,880		313
Loss (income) from discontinued operations, net of tax	-	40	(893)		56
Adjusted EBITDA	$35,131	$31,234	$99,206		$86,209

*Per share amounts do not add due to rounding

-MORE-

PAGE 4 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	September 30, 2013	December 31, 2012
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$48,317	$57,255
Intangible assets, net	1,157,126	1,202,562
Total assets	1,420,031	1,460,195
Total debt (including current portion)	816,208	818,718
Total liabilities	1,105,715	1,092,844
Total equity	301,670	354,498
Redeemable noncontrolling interest	12,646	12,853
Noncontrolling interest	208,188	210,698

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $4.2 million (subject to variable rates) (a)	$370,174	7.50%
12 1/2%/15% senior subordinated notes (fixed rate)	327,034	12.50%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K/A, 10-K, 10-Q/A, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

-MORE-

PAGE 5 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

Net revenue increased to approximately $118.4 million for the quarter ended September 30, 2013, from approximately $109.9 million for the same period in 2012, an increase of 7.7%. Net revenue from the radio business, including Reach Media, increased 3.4% for the quarter ended September 30, 2013 compared to the same period in 2012. Within our Cable Television segment, we recognized approximately $37.8 million of revenue during the three months ended September 30, 2013, versus approximately $33.2 million of revenue during the comparable period in 2012. Finally, net revenues for our internet business increased 37.6% for the three months ended September 30, 2013, compared to the same period in 2012 due to growth in advertising and studio services, where Interactive One provides services to other publishers.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets increased to approximately $83.3 million for the quarter ended September 30, 2013, from approximately $78.7 million for the quarter ended September 30, 2012, an increase of 5.8%. The increase for the three months ended September 30, 2013, compared to the same period in 2012 is primarily due to an increase in programming and technical expenses related to higher content amortization as TV One continues to expand its content programming.

Depreciation and amortization expense decreased to approximately $9.6 million compared to approximately $9.7 million for the quarters ended September 30, 2013 and 2012, respectively. The decrease was due to the completion of amortization for certain intangible assets and the completion of useful lives for certain assets.

Impairment of long-lived assets for the three months ended September 30, 2013, increased to approximately $3.7 million and related to a non-cash impairment charge recorded to reduce the carrying value of our Boston and Cleveland radio broadcasting licenses.

Interest expense increased to approximately $22.3 million for the quarter ended September 30, 2013, from approximately $22.1 million for the same period in 2012, an increase of 1.1%. The Company made cash interest payments of approximately $20.9 million for the quarter ended September 30, 2013, compared to cash interest payments of approximately $21.0 million for the quarter ended September 30, 2012. Through May 14, 2012, interest on the Company’s 12½%/15% Senior Subordinated Notes (“Senior Subordinated Notes”) was payable, at our election, at an all-inclusive rate of 15%, partially in cash and partially through the issuance of additional Senior Subordinated Notes (a “PIK Election”) on a quarterly basis.  The PIK Election expired on May 14, 2012, and interest accruing on the Senior Subordinated Notes from and after May 15, 2012, accrued at a lower rate of 12½% and was payable in cash.  We continually evaluate opportunities based upon market conditions to refinance our outstanding indebtedness in order to reduce our borrowing costs, extend maturities and/or increase our operating flexibility.  There can be no guarantee that any such refinancing opportunities will be available on acceptable terms or at all.

The provision for income taxes for the quarter ended September 30, 2013, was approximately $8.4 million compared to approximately $9.1 million for the comparable period in 2012, primarily attributable to the deferred tax liability (“DTL”) for indefinite-lived intangible assets. Because our income tax expense does not have a correlation to our pre-tax earnings, changes in those earnings can have a significant impact on the income tax expense we recognize. As a result, we believe the actual effective tax rate best represents the estimated effective rate for the three month periods ended September 30, 2013 and 2012. The Company paid $221,000 and $271,000 in taxes for the quarters ended September 30, 2013 and 2012, respectively.

The increase in noncontrolling interests in income of subsidiaries is due primarily to greater net income generated by TV One and Reach Media during the three months ended September 30, 2013, compared to the 2012 period.

-MORE-

PAGE 6 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

Other pertinent financial information includes capital expenditures of approximately $1.3 million and $2.8 million for the quarters ended September 30, 2013 and 2012, respectively.  The Company received dividends from TV One in the amount of approximately $6.2 million and $2.0 million for the quarters ended September 30, 2013 and 2012, respectively. As of September 30, 2013, the Company had total debt (net of cash balances) of approximately $767.9 million. The Company’s cash and cash equivalents by segment are as follows:  Radio and Internet, approximately $24.8 million; Reach Media, approximately $4.8 million; and Cable Television, approximately $18.7 million. In addition to cash and cash equivalents, the Cable Television segment also has short-term investments of approximately $3.2 million and long-term investments of $72,000. During the three months ended September 30, 2013, the Company repurchased 512,300 shares of Class D common stock in the amount of $1,209,108 and 1,100 shares of Class A common stock in the amount of $2,655. There were no stock repurchases made during the three months ended September 30, 2012.

-MORE-

PAGE 7 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three and nine months ended September 30, 2013 and 2012 are included.  These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

Effective January 1, 2013, the Radio Broadcasting segment contributed the assets and operations of its Syndication One urban programming line-up to the Reach Media segment. We consolidated our syndication operations within Reach Media to leverage that platform to create the leading syndicated radio network targeted to the African-American audience.  In connection with the consolidation, we shifted our syndicated programming sales to an internal sales force operating out of Reach Media.  Segment data for the three and nine months ended September 30, 2012, has been reclassified to conform to the current period presentation.

-MORE-

PAGE 8 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2013
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$118,391	$59,281	$16,872	$6,125	$37,786	$(1,673)
OPERATING EXPENSES:
Programming and technical	37,176	10,946	8,088	2,160	17,541	(1,559)
Selling, general and administrative	36,400	21,074	4,445	3,948	7,260	(327)
Corporate selling, general and administrative	9,684	-	1,168	-	1,669	6,847
Stock-based compensation	55	14	-	-	-	41
Depreciation and amortization	9,571	1,645	310	588	6,555	473
Impairment of long-lived assets	3,710	3,710	-	-	-	-
Total operating expenses	96,596	37,389	14,011	6,696	33,025	5,475
Operating income (loss)	21,795	21,892	2,861	(571)	4,761	(7,148)
INTEREST INCOME	23	-	-	-	17	6
INTEREST EXPENSE	22,336	303	-	-	3,039	18,994
OTHER INCOME, net	(29)	-	-	-	-	(29)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(489)	21,589	2,861	(571)	1,739	(26,107)
PROVISION FOR INCOME TAXES	8,415	7,387	1,028	-	-	-
Net (loss) income from continuing operations	(8,904)	14,202	1,833	(571)	1,739	(26,107)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	-	-	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(8,904)	14,202	1,833	(571)	1,739	(26,107)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4,317	-	-	-	-	4,317
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,221)	$14,202	$1,833	$(571)	$1,739	$(30,424)

Adjusted EBITDA2	$35,131	$27,261	$3,171	$17	$11,316	$(6,634)

-MORE-

PAGE 9 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30, 2012
	(in thousands, unaudited, as adjusted)3

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$109,894	$58,353	$15,321	$4,452	$33,232	$(1,464)
OPERATING EXPENSES:
Programming and technical	32,454	10,510	7,683	2,104	13,168	(1,011)
Selling, general and administrative	36,593	21,097	4,175	2,784	9,263	(726)
Corporate selling, general and administrative	9,613	-	1,875	-	2,552	5,186
Stock-based compensation	37	20	-	-	-	17
Depreciation and amortization	9,699	1,574	323	795	6,707	300
Impairment of long-lived assets	-	-	-	-	-	-
Total operating expenses	88,396	33,201	14,056	5,683	31,690	3,766
Operating income (loss)	21,498	25,152	1,265	(1,231)	1,542	(5,230)
INTEREST INCOME	108	-	1	-	34	73
INTEREST EXPENSE	22,089	218	-	-	3,039	18,832
OTHER EXPENSE (INCOME), net	681	5	-	-	604	72
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	(1,164)	24,929	1,266	(1,231)	(2,067)	(24,061)
PROVISION FOR INCOME TAXES	9,051	8,809	242	-	-	-
Net (loss) income from continuing operations	(10,215)	16,120	1,024	(1,231)	(2,067)	(24,061)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(40)	(40)	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(10,255)	16,080	1,024	(1,231)	(2,067)	(24,061)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2,809	-	-	-	-	2,809
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(13,064)	$16,080	$1,024	$(1,231)	$(2,067)	$(26,870)

Adjusted EBITDA2	$31,234	$26,746	$1,588	$(436)	$8,249	$(4,913)

-MORE-

PAGE 10 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2013
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$337,105	$167,898	$44,428	$17,612	$111,506	$(4,339)
OPERATING EXPENSES:
Programming and technical	100,649	32,690	23,003	6,142	42,873	(4,059)
Selling, general and administrative	110,143	63,938	13,762	11,445	21,927	(929)
Corporate selling, general and administrative	27,107	-	3,382	-	5,899	17,826
Stock-based compensation	145	38	-	-	-	107
Depreciation and amortization	28,600	4,720	950	1,902	19,773	1,255
Impairment of long-lived assets	14,880	14,880	-	-	-	-
Total operating expenses	281,524	116,266	41,097	19,489	90,472	14,200
Operating income (loss)	55,581	51,632	3,331	(1,877)	21,034	(18,539)
INTEREST INCOME	165	-	-	-	44	121
INTEREST EXPENSE	66,811	888	-	-	9,117	56,806
OTHER INCOME, net	(99)	(11)	-	-	-	(88)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(10,966)	50,755	3,331	(1,877)	11,961	(75,136)
PROVISION FOR INCOME TAXES	19,798	18,298	1,500	-	-	-
Net (loss) income from continuing operations	(30,764)	32,457	1,831	(1,877)	11,961	(75,136)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	893	893	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(29,871)	33,350	1,831	(1,877)	11,961	(75,136)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	15,670	-	-	-	-	15,670
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(45,541)	$33,350	$1,831	$(1,877)	$11,961	$(90,806)

Adjusted EBITDA2	$99,206	$71,270	$4,281	$25	$40,807	$(17,177)

-MORE-

PAGE 11 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	Nine Months Ended September 30, 2012
	(in thousands, unaudited, as adjusted)3

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$318,688	$166,064	$44,038	$14,659	$97,722	$(3,795)
OPERATING EXPENSES:
Programming and technical	96,582	32,964	23,303	6,183	37,269	(3,137)
Selling, general and administrative	106,894	64,376	12,836	9,067	21,954	(1,339)
Corporate selling, general and administrative	29,003	-	6,228	-	6,670	16,105
Stock-based compensation	127	52	-	-	-	75
Depreciation and amortization	29,161	4,774	979	2,432	20,219	757
Impairment of long-lived assets	313	313	-	-	-	-
Total operating expenses	262,080	102,479	43,346	17,682	86,112	12,461
Operating income (loss)	56,608	63,585	692	(3,023)	11,610	(16,256)
INTEREST INCOME	155	-	5	-	48	102
INTEREST EXPENSE	68,584	537	-	-	9,117	58,930
OTHER EXPENSE (INCOME), net	1,284	(10)	-	-	605	689
(Loss) income before provision for (benefit from) income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	(13,105)	63,058	697	(3,023)	1,936	(75,773)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	25,814	26,196	(382)	-	-	-
Net (loss) income from continuing operations	(38,919)	36,862	1,079	(3,023)	1,936	(75,773)
LOSS FROM DISCONTINUED OPERATIONS, net of tax	(56)	(56)	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(38,975)	36,806	1,079	(3,023)	1,936	(75,773)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	10,663	-	-	-	-	10,663
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(49,638)	$36,806	$1,079	$(3,023)	$1,936	$(86,436)

Adjusted EBITDA2	$86,209	$68,724	$1,671	$(591)	$31,829	$(15,424)

-MORE-

PAGE 12 -- RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for third fiscal quarter of 2013. This conference call is scheduled for Thursday, November 7, 2013 at 10:00 a.m. Eastern Standard Time. To participate on this call, U.S. callers may dial toll-free 1-800-230-1059; international callers may dial direct (+1) 612-234-9959.

A replay of the conference call will be available from 12:00 p.m. EST November 07, 2013 until 11:59 p.m. November 10, 2013. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 305381. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com/. The replay will be made available on the website for seven days after the call.

Radio One, Inc., together with its subsidiaries (http://www.radio-one.com/), is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning and/or operating 54 broadcast stations located in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Yolanda Adams Morning Show, the Rickey Smiley Morning Show, Bishop T.D. Jakes' "Empowering Moments", and the Reverend Al Sharpton Show. Beyond its core radio broadcasting franchise, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment. Interactive One operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful and social networking websites, including BlackPlanet and MiGente. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.

3           Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”   In addition, certain reclassifications have been made associated with the transfer and consolidation of our syndication operations within Reach Media.  These reclassifications occurred between the Radio Broadcasting segment, the Reach Media segment and Corporate/Eliminations/Other.

4           For the three months ended September 30, 2013 and 2012, Radio One had 47,443,031 and 50,019,048 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the nine months ended September 30, 2013 and 2012, Radio One had 48,680,979 and 50,010,406 shares of common stock outstanding on a weighted average basis (basic), respectively.

5           For the three months ended September 30, 2013 and 2012, Radio One had 47,443,031 and 50,019,048 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.  For the nine months ended September 30, 2013 and 2012, Radio One had 48,680,979 and 50,010,406 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.